Exhibit 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Appoints Michael Mills as Chief Executive Officer

VANCOUVER, B.C., CANADA (April 30, 2020) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state cannabis operator, announced today that it has appointed Michael Mills as Chief Executive Officer (“CEO”) and no longer acting as interim CEO.

“Michael and the team he leads at Body and Mind have diligently executed on the strategy of debt-free, strategic expansion of the Company,” stated David Wenger, a director at BaM. “Opening three new revenue-producing facilities in the past three months in three states during challenging conditions is a testament to the Company’s dedicated personnel and tenacity to move forward with our growth plan, add revenue, and expand the Body and Mind brand presence, production capacity, and dispensary footprint.”

“I appreciate the support moving to a permanent CEO role and look forward to working with our team expanding our cultivation, production, and dispensary operations across four states,” stated Michael Mills, CEO of BaM. “Our years of operational experience, combined with strong leadership and great employees, allows us to develop and optimize facilities rapidly and assess opportunities. Our new revenue streams and balance sheet with no serviceable debt is a result of our focus on efficiency and measured growth as we continue to build scale.”

In the last three months Body and Mind has completed several new revenue-producing opportunities:

•	Nevada Production Facility – Opened a new production facility in located within a 7,500 square foot building to produce edibles and extracts at scale (see news release February 24, 2020);
•	San Diego Dispensary – Opened the ShowGrow San Diego dispensary in limited license jurisdiction of San Diego and closed transaction (see news releases April 16, 2020 and April 28, 2020); and
•

Arkansas Dispensary – Opened the dispensary in limited license state of Arkansas with licensee Comprehensive Care Group and completed construction of cultivation facility (see news release April 28, 2020).

The Company has granted an aggregate of 1,375,000 stock options (the “Options”) in accordance with the Company’s incentive stock option plan at an exercise price of CDN$0.67 per share for a term of five years expiring on April 30, 2025. The Options were granted to current directors, officers and consultants of the Company.

The Options are subject to vesting provisions such that 25% of the Options vest six (6) months from the date of grant, 25% of the Options vest twelve (12) months from the date of grant, 25% of the Options vest eighteen (18) months from the date of grant and 25% of the Options vest twenty-four (24) months from the date of grant.

About Body and Mind Inc.

BaM is a publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. BaM’s wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, pursuing state licensing opportunities and mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bamcannabis.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.